EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 5, 2003, relating to the financial statements and financial statement schedules of Aeolus Pharmaceuticals, Inc. (formerly Incara Pharmaceuticals Corporation), which appear in Aeolus Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2004.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

December 17, 2004